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Exhibit 23.1


Consent of Independent Certified Public Accountants


We have issued our report dated September 21, 2001, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Precision Auto Care, Inc. (the Company) on Form 10-K for the year June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Forms S-8 No. 333-47165 pertaining to the Precision Tune Stock Option Plan; No. 333-47169 pertaining to the Precision Auto Care Employee Stock Option Plan; No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock Option Plan; No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan; No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan; No. 333-39226 pertaining to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan.


                                                              Grant Thornton LLP

Vienna, Virginia
September 27, 2001

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